____________________________________________

                                  FORM T-1

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549

                          STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305 (B) (2)

                        ___________________________

                   Bank of Tokyo-Mitsubishi Trust Company
            (Exact name of trustee as specified in its charter)

New York                                                  13-5643426
(State of incorporation                                   (I.R.S. employer
if not a U.S. national bank)                              identification no.)

1251 Avenue of the Americas                               10020
(Address of principal executive office)                   (Zip Code)

                        ___________________________

                        MMCA Auto Receivables Trust
            (Exact name of obligor as specified in its charter)

Delaware                                                  33-0570905
(State of other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)

6363 Katella Avenue
Cypress, CA                                               90630-5205
(Address of principal executive offices)                  (Zip Code)

                        ___________________________


                         ...% Asset Backed Notes...
                    (Title of the indenture securities)



1.    General information. Furnish the following information as to the
      Trustee:

(a) Name and addresses of each examining or supervising authority to which it is subject.

      Name                               Address
      ----                               -------
      Superintendent of Banks of the     2 Rector  Street, New York
      State of New York                  N.Y. 10006, and Albany, N.Y. 12203

      Federal Reserve Bank of New York   33 Liberty Plaza, New York, N.Y. 10045

      Federal Deposit Insurance Corporation Washington D.C. 20429

      (b) Whether it is authorized to exercise corporate trust powers.

      Yes

2.    Affiliations with Obligor.

      If the Obligor is an affiliate of the trustee, describe each such affiliation.

      None.

16.   List of Exhibits.

      Attached herewith pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10 (d).

      1. A copy of the Organization Certificate of Bank of Tokyo-Mitsubishi Trust Company as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.*

      2.     A copy of the existing By-laws of the Trustee.*

      3.     The consent of the Trustee required by Section 321(b) of the Act.*

      4. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



*     Exhibit previously filed with the Securities and Exchange
      Commission with Registration No. 333-32937 and incorporated herein by reference thereto.




                                 SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, Bank of Tokyo-Mitsubishi Trust Company, a corporation organized and existing unde the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of August 2000.

                                    BANK OF TOKYO- MITSUBISHI TRUST
                                    COMPANY



                                    By:   /s/ Adam Berman
                                        ----------------------------
                                          Name: Adam Berman
                                          Title: Trust Officer




                                 EXHIBIT 6

                      Language for Item 6 of Form T-1

               Bank of Tokyo-Mitsubishi Trust Company hereby consents to the furnishing of reports of examinations by federal, state, territorial or district authorities to the Securities and Exchange Commission
("Commission") upon the Commission's request.



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                           EXHIBIT 7 TO FORM T-1

          BANK OF TOKYO-MITSUBISHI TRUST COMPANY AND SUBSIDIARIES

                        Consolidated Balance Sheets
                         December 31, 1999 and 1998
                    ($ in thousands, except share data)




Assets:                                                                       1999           1998
                                                                          -----------      ---------
Cash and due from banks                                                   $   645,980      $ 666,759
Interest-bearing deposit placed                                               677,089         30,320
Federal funds sold and securities purchased under agreements
     to resell                                                                455,000        275,000
Available-for-sale securities (note 2)                                        368,675        393,513
Loans, net of unearned income (note 3)                                      2,674,182      2,993,710
     Less allowance for loan losses (note 3)                                   88,915         98,614
                                                                          -----------      ---------
                               Loans, net                                   2,585,267      2,895,096
                                                                          -----------      ---------


Bank premises and equipment, net of accumulated
     depreciation of $7,024 and $6,435, respectively                            6,622          7,778
Customers' liability to acceptances                                                47             56
Accrued interest receivable                                                    31,683         42,939
Other assets                                                                  100,549         64,210
                                                                          -----------      ---------
                              Total assets                                $ 4,870,912   $  4,375,671
                                                                          -----------      ---------

Liabilities:

Deposits:
     Noninterest-bearing deposits in domestic offices                     $ 1,364,979     $1,335,124
     Interest-bearing deposits in domestic offices (note 6)                   576,244        542,478
     Interest-bearing deposits in overseas offices (note 6)                 1,161,715        326,447
                                                                          -----------      ---------
                             Total deposits                                 3,102,938      2,204,049


Federal funds purchased (overnight) and securities sold
     under agreements to repurchase                                           262,535        453,462
Other borrowed funds                                                          399,982        558,062
Acceptances outstanding                                                            47             56
Accrued interest payable                                                       18,636         29,087
Accrued taxes and other liabilities (notes 5 and 12)                          131,885        144,395
                                                                          -----------      ---------


       Liabilities other than capital notes and subordinated debt           3,916,023      3,389,111
Capital notes and subordinated debt (note 7)                                  169,673        166,749
                                                                          -----------      ---------
                           Total liabilities                                4,085,696      3,555,860
                                                                          -----------      ---------


Stockholder's Equity (note 4):
Preferred stock (par value $100):
     1,000,000 shares unauthorized, none outstanding
Common stock (par value $100):
     authorized 1,485,000 shares; issued 1,329,219 shares                     132,922        132,922
Surplus                                                                       311,494        311,494
Undivided profits                                                             345,632        368,547
Accumulated other comprehensive (loss) income                             (     4,832)         6,848
                                                                          -----------      ---------
                       Total stockholder's equity                             785,216        819,811
                                                                          -----------      ---------
               Total liabilities and stockholder's equity                 $ 4,870,912   $  4,375,671
                                                                          -----------      ---------
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